ARMADA
Health Care

July 19, 2013

Dr. William A. Carter Chairman and CEO
Hemispherx Biopharma, Inc. JFK Boulevard
Suite 660
Philadelphia, Pa 19103

Re: Agreement Between Armada Health Care, LLC and Hemispherx Biopharma, Inc.

Dear Dr. Carter,
Armada Health Care would like to request an extension to the above mentioned contract through August 14, 2014 subject to the same terms and conditions currently in place.

Please sign this acceptance letter as acknowledgment of the extension and return to my attention via fax or e-mail. I can be reached at 973-564-8004 if you have any questions or concerns.

Regards,

Ryan Oligino
Vice President
Armada Health Care
Phone: 973-564-8004
Fax: 973-564-8010

/S/: William A. Carter
(signature)
William A. Cartrer
(print name)
CEO and Chairman
(Title)
7/23/2013
(Date)